Execution
AMENDMENT TO SCHEDULE II
Schedule II to the Custody Agreement between Principal Funds, Inc. and The Bank of New York Mellon effective November 11, 2011, as amended (the "Agreement") is hereby amended effective April 30, 2019 to (i) add the Principal Funds, Inc. - Small-MidCap Growth Fund as a Series under the Agreement and to remove Principal Funds, Inc. - Dynamic Floating Rate High Income Fund (formerly Principal Funds, Inc. - Dynamic High Yield Explorer Fund) as a series under the Agreement.
Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.
Each party represents and warrants to the other party that it has full authority to enter into this Amendment to Schedule II of the Agreement upon the terms and conditions hereof and that the individual executing this Amendment to Schedule II on its behalf has the requisite authority to bind such party to this Amendment to Schedule 11 and the Agreement.

	PRINCIPAL FUNDS, INC.		THE BANK OF NEW YORK MELLON

By:	/s/ Sara L. Reece	By:	/s/ Sandra Ricardo
Name:	Sara L. Reece	Name:	Sandra Ricardo
Title:	Vice President & Controller	Title:	Vice President
Date:	April 23, 2019	Date:	April 25, 2019

PRINCIPAL FUNDS, INC.
By:	/s/ Dan L. Westholm
Name:	Dan L. Westholm
Title:	Assistant Treasurer
Date:	April 23, 2019

SCHEDULE II
List of Series
(As of April 30, 2019)
Principal Funds, Inc. - Blue Chip Fund
Principal Funds, Inc. - Bond Market Index Fund
Principal Funds, Inc. - California Municipal Fund
Principal Funds, Inc. - Capital Securities Fund
Principal Funds, Inc. - Core Plus Bond fund (formerly, Bond & Mortgage Securities Fund)
Principal Funds, Inc. - Diversified International Fund
Principal Funds, Inc. - Diversified Real Asset Fund
Principal Funds, Inc. - EDGE MidCap Fund
Principal Funds, Inc. - Equity Income Fund
Principal Funds, Inc. - Finisterre Unconstrained Emerging Markets Bond Fund
Principal Funds, Inc. - Global Diversified Income Fund
Principal Funds, Inc. - Global Multi-Strategy Fund
Principal Funds, Inc. - Global Opportunities Fund
Principal Funds, Inc. - Global Real Estate Securities Fund
Principal Funds, Inc. - Government & High Quality Bond Fund
Principal Funds, Inc. - Government Money Market Fund
Principal Funds, Inc. - High Yield Fund
Principal Funds, Inc. - High Yield Fund I
Principal Funds, Inc. - Income Fund
Principal Funds, Inc. - Inflation Protection Fund
Principal Funds, Inc.- International Emerging Markets Fund
Principal Funds, Inc. - International Equity Index Fund
Principal Funds, Inc. - International Fund I
Principal Funds, Inc. - International Small Company Fund Principal Funds, Inc. - LargeCap Growth Fund
Principal Funds, Inc. - LargeCap Growth Fund I
Principal Funds, Inc. - LargeCap Growth Fund II
Principal Funds, Inc. - LargeCap S&P 500 Index Fund Principal Funds, Inc. - LargeCap Value Fund
Principal Funds, Inc. - LargeCap Value Fund III
Principal Funds, Inc. - MidCap Fund
Principal Funds, Inc. - MidCap Growth Fund
Principal Funds, Inc. - MidCap Growth Fund III
Principal Funds, Inc. - MidCap S&P 400 Index Fund Principal Funds, Inc. - MidCap Value Fund I
Principal Funds, Inc. - MidCap Value Fund III Principal Funds, Inc. - Money Market Fund
Principal Funds, Inc. - Multi-Manager Equity Long/Short Fund
Principal Funds, Inc. - Opportunistic Municipal Fund
Principal Funds, Inc. - Origin Emerging Markets Fund
Principal Funds, Inc. - Overseas Fund
Principal Funds, Inc. - Preferred Securities fund
Principal Funds, Inc. - Principal Capital Appreciation Fund
Principal Funds, Inc. - Principal LifeTime 2010 Fund

Principal Funds, Inc. - Principal LifeTime 2015 Fund
Principal Funds, Inc. - Principal LifeTime 2020 Fund
Principal Funds, Inc. - Principal LifeTime 2025 Fund
Principal Funds, Inc. - Principal LifeTime 2030 Fund
Principal Funds, Inc. - Principal LifeTime 2035 Fund
Principal Funds, Inc. - Principal LifeTime 2040 Fund
Principal Funds, Inc. - Principal LifeTime 2045 Fund
Principal Funds, Inc. - Principal LifeTime 2050 Fund
Principal Funds, Inc. - Principal LifeTime 2055 Fund
Principal Funds, Inc. - Principal LifeTime 2060 Fund
Principal Funds, Inc. - Principal LifeTime 2065 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid Income Fund
Principal Funds, Inc . - Principal LifeTime Hybrid 2015 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2020 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2025 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2030 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2035 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2040 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2045 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2050 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2055 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2060 Fund
Principal Funds, Inc. - Principal LifeTime Hybrid 2065 Fund
Principal Funds, Inc. - Principal LifeTime Strategic Income Fund Principal Funds, Inc. - Real Estate Allocation Fund
Principal Funds, Inc. - Real Estate Debt Income Fund Principal Funds, Inc. - Real Estate Securities Fund
Principal Funds, Inc. - SAM Balanced Portfolio
Principal Funds, Inc. - SAM Conservative Balanced Portfolio Principal Funds, Inc. - SAM Conservative Growth Portfolio Principal Funds, Inc. - SAM Flexible Income Portfolio
Principal Funds, Inc. - SAM Strategic Growth Portfolio
Principal Funds, Inc. - Short-Term Income Fund
Principal Funds, Inc. - Small-MidCap Dividend Income Fund
Principal Funds, Inc . - Small MidCap Growth Fund
Principal Funds, Inc. - SmallCap Fund (formerly, SmallCap Blend Fund)
Principal Funds, Inc. - SmallCap Growth Fund I
Principal Funds, Inc. - SmallCap S&P 600 Index Fund Principal Funds, Inc. - SmallCap Value Fund II
Principal Funds, Inc. - SystematEX International Fund Principal Funds, Inc. - SystematEX Large Value Fund Principal Funds, Inc. - Tax-Exempt Bond Fund